Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of D-Wave Quantum Inc. of our report dated April 18, 2023 relating to the consolidated financial statements of D-Wave Quantum Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada
June 1, 2023